SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 1, 2008

MAGNA ENTERTAINMENT CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30578	98-0208374
(Commission File Number)	(I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada	L4G 7K1
(Address of Principal Executive Offices)	(Zip Code)

(905) 726-2462

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Definitive Agreements

On April 1, 2009, Magna Entertainment Corp. (the “Registrant” or “MEC”) entered into an amending agreement (the “Amending Agreement”), which amended the stalking horse purchase agreement (the “Stalking Horse Bid”) originally entered into on March 5, 2009 by and among MEC, certain of MEC’s subsidiaries and MI Developments Inc. (“MID”). The Amending Agreement provides for the ability of MEC or MID to terminate the Stalking Horse Bid should the Ontario Securities Commission determine that the approval of MID’s minority shareholders is required in respect of the Stalking Horse Bid or any of the transactions provided for therein. However, if MID in its discretion elects to call a meeting of the shareholders of MID to seek such minority approval, neither MEC nor MID shall terminate the Amending Agreement pursuant to the foregoing clause, unless such approval is not obtained at such meeting of shareholders. The Amending Agreement was reviewed and recommended by the independent directors of MEC and approved by the board of directors of MEC.

The full text of the Amending Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(c)	Exhibits

Exhibit 10.1	Amending Agreement in Respect of the Purchase Agreement between the Registrant and MI Developments Inc. dated as of March 5, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAGNA ENTERTAINMENT CORP.
(Registrant)

April 3, 2009	by:	/s/William G. Ford
William G. Ford,
Secretary